Registration No. 333-173476

As filed with the Securities and Exchange Commission on June 10 , 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

BENACO, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5023 Primary Standard Industrial Classification Code Number	99-0363913 IRS Employer Identification Number

K Červenemu Vrchu 845/2b, Apt. 223

Prague 6, Czech Republic 160 00

Tel. 011-420-77777-2181

Fax. 011- 420-22720-4500

(Address and telephone number of principal executive offices)

INCORP SERVICES, INC.

 2360 CORPORATE CIRCLE, STE. 400

HENDERSON, NEVADA 89074-7722

Tel. (702) 866-2500

Fax.  (702) 866-2689

(Name, address and telephone number of agent for service)

Copies To:

David M. Loev
The Loev Law Firm, PC
6300 West Loop South
Suite 280
Bellaire, Texas 77401

Tel. (713) 524-4110

Fax.  (713) 524-4122

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__|	Accelerated filer |__|
Non-accelerated filer |__| (Do not check if a smaller reporting company)	Smaller reporting company | X |

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee
Common Stock:	3,000,000	$0.03	$90,000	$10.45

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

BENACO, INC

3,000,000 Shares of Common Stock

$0.03 per share

This is the initial offering of common stock of Benaco, Inc. and no public market currently exists for the securities being offered.  A public market may never develop for the securities being offered, or, if a market develops, may not be sustained.

We are offering on a best-effort basis 3,000,000 shares of common stock at a price of $0.03 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell.  Ms. Belykh will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $0.03 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part. One of the factors that we will consider in determining whether it is in the best interest of our Company to terminate the offering will be our ability to raise a minimum funding of approximately $ 35,000 to start and to conduct our proposed operations for a minimum period of one year. Our anticipated net proceeds from the offering are $0.0267 per share and $80,000 in aggregate.

Benaco, Inc. is a development stage company and currently has limited operation. Any investment in the shares offered herein involves a high degree of risk.  You should carefully read and consider the section of this prospectus entitled “Risk Factors” on page 6 through 11 before buying any shares of Benaco, Inc.’s common stocks. Our independent registered public accountant has issued an audit opinion for Benaco, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have not made any arrangements to place funds in an escrow, trust or similar account. Any funds received as a part of this offering will be immediately deposited into our bank account. Any funds received and deposited into our bank account may be reached by our creditors. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

Benaco, Inc. is not a Blank Check company. We have no plan plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED June 10 , 2011

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “BENACO, INC.” REFERS TO “BENACO, INC.” THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

BENACO, INC.

We are a development stage company. We were incorporated on November 18, 2010, under the laws of the State of Nevada, and intend to commence operations in the distribution of Bohemian Crystal Chandeliers. We are a company without revenues and have limited operations; we have minimal assets and have incurred losses since inception. Our financial statements for the period from November 18, 2010 (date of inception) to February 28, 2011, report no revenues and a net loss of $499. Our independent registered public accountant has issued an audit opinion for Benaco, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, the only operations we have engaged in are the development of a business plan and the execution of a Sales Distribution Agreement with Hascrone S.R.O, a private Czech company on March 2, 2011. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). As of the date of this prospectus we have not yet identified or registered any domain names for our website. Being a development stage company, we have very limited operating history.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $35,000 to conduct our proposed operations for a minimum period of one year. If we are unable to obtain minimum funding of approximately $35,000, our business may fail. Even if we raise $35,000 from this offering or more, we may need more funds to develop growth strategy and to continue maintaining a reporting status; therefore we will have to obtain financing to complete our twelve month business plan.

Our principal office is located at K Cervenemu Vrchu 845/2b, Apt. 223, Prague 6, Czech Republic 160 00. Our telephone number is 011-420-77777-2181; fax number is 011- 420-22720-4956.  Our fiscal year end is February 28.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	Benaco, Inc.
The offering:	Self-underwritten, best-efforts offering with no minimum subscription requirement.
Securities Being Offered:	3,000,000 shares of common stock
Price Per Share:	$0.03
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering. One of the factors that we will consider in determining whether it is in the best interest of our Company to terminate the offering will be our ability to raise a minimum funding of approximately $ 35,000 to start and to conduct our proposed operations for a minimum period of one year.

Gross Proceeds if 100% of the Shares Are Sold	$90,000
Gross Proceeds if two-third of the Shares Are Sold	$60,000
Gross Proceeds if one-third of the Shares Are Sold	$30,000
Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director Natalia Belykh.
Registration Costs	We estimate our total offering registration costs to be approximately $10,000.
Risk Factors	See “Risk Factors” and other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.
Address:	K Červenemu Vrchu 845/2b, Apt. 223, Prague 6, Czech Republic 160 00
Telephone Number:	011-420-77777-2181

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of February 28, 2011
Balance Sheet
Total Assets	$4,000
Total Liabilities	$499
Stockholders’ Equity	$3,501
Period from November 18, 2010 (date of inception) to February 28, 2011
Income Statement
Revenue	$-
Total Expenses	$499
Net Loss	$(499)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.  IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED.  WE DO NOT CURRENTLY HAVE A TRADING PRICE FOR OUR COMMON STOCK. IF AND WHEN OUR COMMON STOCK BECOME ELIGIBLE FOR TRADING ON THE OVER-THE-COUNTER BULLETIN BOARD, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT

We are a new company with no operating history and we face a high risk of business failure which would result in the loss of your investment.

We are a development stage company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on November 18, 2010 and to date have been involved primarily in the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses. We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar product; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in the construction and home renovation market, and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

Because our auditors have raised a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

Without the funding from this offering we will be unable to implement our business plan.

As of February 28, 2011, we had total assets in the amount of $4,000 and liabilities of $499. Our current cash reserves are not sufficient to complete our intended operations in distribution of Bohemian Crystal Chandeliers for the next twelve-month period. We will need the funds from this offering to commence activities that will allow us to begin seeking financing of our business plan. We have not generated any revenue from operations to date. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director. We do not have any arrangements for financing and we may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. If we do not obtain additional financing our business will fail.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

We need the proceeds from this offering to start our operations. Our offering has no minimum structure. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of approximately $10,000 to continue as a going concern and the minimum capital of $35,000 to commence operations for the 12-month period. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

There is substantial doubt as to whether we will continue operations. If we discontinue operations, you could lose your investment.

 We were incorporated on November 18, 2010. Our net loss since inception is $ 499. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to find customers for our products in the North American market. We cannot guarantee that we will be successful in finding customers and in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

Because our sole officer and director has other business interests, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our sole Chief Executive Officer and director, Ms. Natalia Belykh, will only be devoting limited time to our operations. Ms. Belykh intends to devote approximately 10 hours/week of her business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Natalia Belykh from her other obligations could increase with the result that she would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Belykh may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

If we are unable to retain key personnel, then we may not be able to implement our business plan.

We depend on the services of our sole officer and director, Natalia Belykh, for the future success of our. The loss of the services of Ms. Belykh could have an adverse effect on our business, financial condition and results of operations. We do not carry any key personnel life insurance policies on Ms. Belykh and we do not have a contract for her services.

Because our sole officer and director will own 57.14% or more of our outstanding common stock, she will make and control corporate decisions that may be disadvantageous to minority shareholders.

If maximum offering shares will be sold, Ms. Belykh, our sole officer and director, will own 57.14% of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Ms. Belykh may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

Because company’s headquarters are located outside of the United States, U.S. Investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. Federal Securities Laws against the company and its non U.S. Resident officer and director.

While we are organized under the laws of State of Nevada, Natalia Belykh, our sole officer and director is a non-U.S. resident, and our headquarters are located outside of the United States.  Consequently, it may be difficult for investors to affect service of process on her in the United States and to enforce in the United States judgments obtained in United States courts against her based on the civil liability provisions of the United States securities laws. Since all our assets will be located in Czech Republic it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

We intend to purchase all of our products from one supplier. If that supplier decreased or terminated its relationship with us, our business would likely fail if we are unable to find a substitute for that company.

As a result of being totally dependent on a single wholesale supplier located in Czech Republic, we may be subject to certain risks, including changes in regulatory requirements, tariffs and other barriers, increased pressure, timing and availability of export licenses, the burden of complying with a variety of foreign laws and treaties, and uncertainties relative to regional, political and economic circumstances. We intend to purchase our products from Hascrone S.R.O, a private Czech company. Our agreement with this company does not prevent it from supplying its Bohemian crystal chandeliers to our competitors or directly to consumers. If this company decreased, modified or terminated its association with us for any other reason, we would suffer an interruption in our business unless and until we found a substitute for that supplier. If we were unable to find a substitute for that supplier, our business would likely fail. We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

We face intense competition for our products and as a result, we may be unable to compete in the market of crystal chandeliers distribution.

The market for crystal chandeliers is highly competitive and fragmented. The Company expects competition to intensify in the future. We compete in each of our markets with numerous national, regional and local companies, many of which have substantially greater financial, managerial and other resources that are presently not available to us. Numerous well-established companies are focusing significant resources on providing different kind of chandeliers that will compete with our products. No assurance can be given that we will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for our products, will not rise. In the event that we cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on our business, results of operations and financial condition.

Our success depends on third party distribution channels.

We intend to sell our product ourselves and through a series of resellers and distributors. Our future revenue growth will depend in large part on sales of our product through these relationships. We may not be successful in developing distribution relationships. Entities that distribute our product may compete with us. In addition, these distributors may not dedicate sufficient resources or give sufficient priority to selling our product. Our failure to develop distribution channels, the loss of a distribution relationship, or a decline in the efforts of a material reseller or distributor could prevent us from generating sufficient revenues to become profitable.

The industry in which we compete is highly cyclical and recent downturn in new residential and commercial and home improvement activity results in lower demand on home accessories that could have materially adverse impact on our financial results.

The building material and home accessories distribution industry is subject to cyclical market pressures caused by a number of factors that are out of our control, such as general economic and political conditions, levels of new construction, home and office improvement and remodeling activity, interest rates, weather and population growth. We are most impacted by changes in the demand for new homes and commercial real estate as well as renovations and in general economic conditions that impact the level of home and office improvements. Changes in market demand for new homes and commercial real estate as well as for home and office improvements occur periodically and vary in severity. Because of the latest subprime mortgage crisis and current recession there was severe downturn in economy and construction industry. There is no assurance that our industry will recover in the near future and will grow.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

Changes in economic conditions that impact consumer spending could harm our business.

Our financial performance is sensitive to changes in overall economic conditions that impact consumer spending, particularly home renovation and improvement spending. Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products. A general reduction in the level of consumer spending or shifts in consumer spending to other products could have a material adverse effect on our growth, sales and profitability.

Because we will distribute our products to overseas, a disruption in the delivery of exported products may have a greater effect on us than on our competitors.

We will export our product from Czech Republic. Because we export our product and deliver it directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in the United States or Canada. Deliveries of our products may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

     (2)  problems with ocean shipping, including work stoppages and shipping container shortages;

     (3)  increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

Our business could be harmed if we are sold damaged or misrepresented merchandise by our supplier.

We plan on purchasing products only from reliable and established suppliers with excellent reputation. However, we are a development stage corporation and just recently started operations, we do not have pre-established relationships with our supplier and might bear the risk of being sold damaged or misrepresented products. If we are not able to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

We may in the future issue additional shares of common stock, which would reduce investors’ percentage of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 4,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities.  Consequently, there is an increased risk that you may not be able to re-sell our common stock at the price you bought it for.

The initial offering price of $0.03 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering.  If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board.  When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Anti-takeover effects of certain provisions of Nevada State Law hinder a potential takeover of the company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:  (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the payment of the estimated $10,000 cost of this registration statement to be paid from existing cash on hand and loans from our sole officer and director, Natalia Belykh.  Ms. Natalia Belykh, our Chairman, has verbally agreed to loan the company funds to complete the registration process; however, there is no contract in place or written agreement securing this agreement and there is no assurance that additional financing will be available or if available, on terms that will be acceptable to us. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 33.33%, 66.67% and 100%, respectively, of the securities offered for sale by the Company.  Each individual use of proceeds is disclosed in the order of priority in which any such proceeds will be used. The offering scenarios presented are for illustrative purposes only, the actual amount of proceeds, if any, may differ. There is no assurance that we will raise the full $90,000 as anticipated.

	$30,000	$60,000	$90,000
Gross proceeds	$30,000	$60,000	$90,000
Professional and filing fees	$10,000	$10,000	$10,000
Net proceeds	$20,000	$50,000	$80,000

The net proceeds will be used as follows:
Cost of maintaining a reporting status	$10,000	$10,000	$10,000
Establishing an office	$2,500	$3,000	$4,000
Website development	$2,500	$4,000	$6,000
Marketing and advertising	$3,000	$15,000	$35,000
Hire a salesperson	$-	$12,000	$15,000
Other Expenses	$2,000	$6,000	$10,000

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account.  If necessary, Natalia Belykh, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process, but we will require a minimum funding of approximately $ 35,000 to conduct our proposed operations for a minimum period of one year. No proceeds from this offering will be used to repay Ms. Belykh for any funds advanced for the purpose of completing the registration process.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of February 28, 2011, the net tangible book value of our shares of common stock was $3,501 or approximately $0.0009 per share based upon 4,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares then outstanding will be $83,501 or approximately $0.0119 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0109 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0119 per share.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own approximately 42.86% of the total number of shares then outstanding for which they will have made cash investment of $90,000, or $0.03 per share. Our existing stockholders will own approximately 57.14% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,000.00 or $0.001 per share.

If Two-Third of the Shares Are Sold

Upon completion of this offering, in the event 2,000,000 shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $53,501, or approximately $0.0089 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0079 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0089 per share.

After completion of this offering investors in the offering will own approximately 33.33% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.03 per share. Our existing stockholders will own approximately 66.66% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,000.00 or $0.001 per share.

If One-Third of the Shares Are Sold

Upon completion of this offering, in the event 1,000,000 shares are sold, the net tangible book value of the 5,000,000 shares to be outstanding will be $23,501, or approximately $0.0047 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0037 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.03 per share to $0.0047 per share.

After completion of this offering investors in the offering will own 20% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.03 per share. Our existing stockholders will own 80% of the total number of shares then outstanding, for which they have made contributions of cash totaling $4,000.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.0009
Potential gain to existing shareholders	$80,000
Net tangible book value per share after offering	$0.0119
Increase to present stockholders in net tangible book value per share
after offering	$0.0109
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	7,000,000
Percentage of ownership after offering	57.14%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.03
Dilution per share	$0.0181
Capital contributions	$90,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	4.26%
Percentage of capital contributions by new investors	95.76%
Percentage of ownership after offering	42.86%

Purchasers of Shares in this Offering if Two-third of Shares Sold

Price per share	$0.03
Dilution per share	$0.0211
Capital contributions	$60,000
Number of shares after offering held by public investors	2,000,000
Percentage of capital contributions by existing shareholders	6.25%
Percentage of capital contributions by new investors	93.75%
Percentage of ownership after offering	33.33%

Purchasers of Shares in this Offering One-third of Shares Sold

Price per share	$0.03
Dilution per share	$0.0253
Capital contributions	$30,000
Percentage of capital contributions by existing shareholders	11.76%
Percentage of capital contributions by new investors	88.24%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	20%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Benaco, Inc. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional 3,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Natalia Belykh will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Belykh is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Belykh will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Belykh is not, nor has been within the past 12 months, a broker or dealer, and he is not, nor has been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Belykh will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Belykh will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Benaco, Inc. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.3 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Benaco, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Benaco, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $10,000.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one hundred and eighty (180), unless extended by our board of directors for an additional 90 days. The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

One of the factors that we will consider in determining whether it is in the best interest of our Company to terminate the offering will be our ability to raise a minimum funding of approximately $ 35,000 to start and to conduct our proposed operations for a minimum period of one year.

We will not accept any money until this registration statement is declared effective by the SEC.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Benaco, Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and only recently started our operations. We have not generated or realized any revenues from our business operations. Our cash balance is $4,000 as of February 28, 2011. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We  have been utilizing and may utilize funds from Natalia Belykh, our Chairman, President, and Secretary, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Ms. Belykh, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering and substantial additional funding.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. We do not expect to have revenues until at least eight months after this prospectus becomes effective. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholders in our company. We must raise cash to implement our projected plan of operations.

If we sell 50% of the securities offered for sale by the Company, the proceeds will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses but our growth strategy will be limited. If we sell more than half of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we will have to revert to obtaining additional financing as described in this paragraph.

If we are unable to successfully find enough customers to buy our products we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Natalia Belykh, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Ms. Belykh, however has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Other than as described in this paragraph, we have no other financing plans.

 No proceeds will be used as direct or indirect payments to Ms. Belykh or her affiliates.

Plan of Operation

Our current cash balance will not be sufficient to fund our operations for the next 12 months, if we are unable to successfully raise money in this offering. However, if we sell half of the securities offered for sale by the Company and raise the gross proceeds of $45,000, the net proceeds of $35,000 will satisfy cash requirements for 12 months and we will not be required to raise additional funds to meet operating expenses, but our growth strategy will be limited. If we sell more than half of the shares in this offering, we believe the money will last for more than a year, and also provide funds for growth strategy. If we need more money we will have to revert to obtaining additional financing by way of a private debt or equity financing. We may also utilize funds from Ms. Natalia Belykh, our Sole Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Ms. Belykh, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. We believe that when our office is set up, web site is operational and marketing campaign has started, which will be approximately in six months after our offering is completed, we will earn first revenue from selling our products. Until we start to sell our products, we do not believe that our operations will be profitable. There is no assurance we will ever reach that stage.

Our business is the distribution of Bohemian crystal chandeliers produced in Czech Republic. Our customers will be asked to 100% prepay for the products. Customers will have three options to pay for our products: by credit card, by wire transfer or by sending a check/money order.  If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Customers will be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill. As soon as we receive prepayment for the products from our customers we will purchase these products from our supplier by wire transfer or credit card payment including shipping costs. The purchased products will be shipped directly to the customers.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations is as follows:

Complete our public offering

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.  In the twelve months, following completion of our public offering we plan to do the following activities to expand our business operations.

Establish our office. Time Frame: 1st-2nd months. Estimated cost $2,500.

Upon completion of the offering we plan to set up office in Czech Republic and acquire the necessary equipment to begin operations. We believe that it will cost at least $2,500 to set up office and obtain the necessary equipment to begin operations. If we sell two-thirds of the shares offered we will buy better PCs with advanced features that will cost us $300-$500 more. In this case, set up costs will be approximately $3,000. In the event we sell all of the shares offered we will buy additional and more advanced software that will help us in everyday operations and in protection of our database. We will also buy more advanced equipment; therefore the office set up cots will be approximately $4,000.

Office requirements:

     Print/Scan/Fax          $  500

     PC and Software      $  800

     Furnishings               $  600

     Phone                        $  200

     Misc                          $  500

Develop our website. Time Frame: 2nd - 5th months. Estimated Cost $2,500.

During this period, we intend to begin developing our website. Our sole officer and director, Natalia Belykh will be in charge of registering our web domain. Once we register our web domain, we plan to hire a web designer to help us with the design and develop our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be approximately $2,500. If we sell two-thirds of the shares offered and all of the shares offered we will develop more sophisticated and well designed web site, therefore developing cost will be $4,000 and $6,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations. As of the date of this prospectus we have not yet identified or registered any domain names for our website.

Contact shipping companies. Time Frame: 3rd - 5th months. No material costs.

While we develop our website, we will contact well-known shipping companies to research the shipping costs from Czech Republic to the USA and Canada. Shipping costs will be added automatically to customers’ final bills. It will work for both our retail customers, purchasing Bohemian crystal chandeliers from our website and for wholesale customers.

Commence marketing campaign. Time Frame: 5th-12th months. Estimated cost $12,000.

Once our website is operational we will start our marketing campaign. We intend to develop and maintain a database of potential customers who may want to purchase Bohemian crystal chandeliers from us. We will follow up with these clients periodically, send them our new catalogues and offer them presentations and special discounts from time to time. We plan to print catalogues and flyers and mail them to potential customers. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our clients will  refer  their  colleagues to us. We will encourage such advertising by rewarding those people who referred new clients to us. We also plan to attend shows and exhibitions in our industry. We intend to spend at least $12,000 on marketing efforts during the first year if we sell one-third of shares been offered. If we sell two-thirds of the shares offered and all of the shares offered we intend to spend $20,000 and $40,000 accordingly. Currently we do not have details regarding the intended use of proceeds for our marketing campaign. Marketing is an ongoing matter that will continue during the life of our operations.

Negotiate agreements with our potential wholesale customers. Time Frame: 5th-12th months.

At the same time as we start our marketing campaign and our website is operational, we will begin to negotiate agreements with our potential wholesale customers. Initially, our sole officer and director, Ms. Belykh, will look for potential customers. Even though the negotiation of additional agreements with potential customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

Hire a salesperson. Time Frame: 10th-12th months. Estimated cost $12,000-15,000.

If we sell at least two-third of the shares in this offering, we intend to hire one salesperson with experience and established network in the wholesale and retail market. The salesperson’s job would be to find new potential customers, and to execute agreements with them to buy our Bohemian crystal chandeliers.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations and SEC filing requirements:

Office Set Up	$2,500	$3,000	$4,000
Marketing costs	$ 3,000	$ 15,000	$ 35,000
Website development costs	$2,500	$4,000	$6,000
Legal and Professional fees	$10,000	$10,000	$10,000
Hiring a salesperson	-	$12,000	$15,000
Other expenses	$ 2,000	$ 6,000	$ 10,000
Total	$ 20,000	$ 50,000	$ 80,000

Legal and Professional fees are the expenses that we expect to incur as a reporting company such as legal, accounting and auditor’s fees. In order to maintain a reporting status the company has to pay these fees regardless the number of shares sold in this offering. The funds under “Other Expenses” from “Use of Proceeds” will remain in our bank account and will be spent on any unplanned costs and expenses.

In summary, we should be in full operation and selling our products within 12 months of completing our offering. Until we start to sell our products, we do not believe that our operations will be profitable. If we are unable to find customers we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Natalia Belykh, our president will be devoting approximately 25% (10 hours/week) of her time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, Ms. Belykh has agreed to commit more time as required. Because Ms. Belykh will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Limited operating history; need for additional capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on November 18, 2010 to February 28, 2011

During the period we incorporated the company, and prepared a business plan. Our loss since inception is $499. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations within 12 months after we complete this offering.

Liquidity and capital resources

As of February 28, 2011, the Company had $4,000 cash and our liabilities were $499, comprising $499 owed to Natalia Belykh, our sole officer and director.  The available capital reserves of the Company are not sufficient for the Company to remain operational. Since inception, we have sold 4,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,000.

To meet a small part of our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work is a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status.  The company’s sole officer and director, Natalia Belykh, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. If half of shares is sold for the gross proceeds of $45,000 and net proceeds of $35,000 it will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Management believes that if subsequent private offerings of our equity or debt securities generate sufficient funds so that we can complete our development program, we will likely generate revenue by the end of 2012. However, such additional equity or debt financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

Management believes that current trends toward lower capital investment in start-up companies pose the most significant challenge to the Company’s success over the next year and in future years.  Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than half of its shares under this offering which is the gross proceeds of $45,000 and net proceeds of $35,000 the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

BUSINESS

General

We were incorporated in the State of Nevada on November 18, 2010. We just recently started our operations. We intend to distribute Czech Bohemian crystal chandeliers in the USA and Canada.  We have not generated any revenues and the only operation we have engaged in is the development of a business plan and execution of the Sales Distribution Agreement with Hascrone S.R.O on March 2, 2011. We maintain our statutory registered agent's office at 2360 Corporate Circle, Suite 400, Henderson, Nevada 89074-7722. Our business office is located at K Červenemu Vrchu 845/2b, Apt. 223, Prague 6, Czech Republic 160 00. Our telephone number is 011-420-77777-2181, our fax number is 011- 420-22720-4956.

We need proceeds from this offering to start our 12 months plan of operation. Our plan of operation is forward-looking and there is no assurance that we will ever begin operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Our working capital as at February 28, 2011 was $4,000.  The total estimated amount of funds required to develop our business is $ 35,000 .. We need funds for general administrative expenses, business development, marketing costs, support materials and costs associated with being a publicly reporting company. We have not generated any revenue from operations to date. In order to expand our business operations, we anticipate that we will have to raise additional funding.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director Ms. Belykh, though we do not have an agreement from Ms. Belykh for such cash advances.

Our business is the distribution of Bohemian crystal chandeliers produced in Czech Republic. We will distribute our chandeliers in the North American market to both retail and wholesale customers. Our products will be offered at prices marked-up from 20% to 30% of our purchase price to retail customers and 15% of our purchased price to wholesale customers.

We plan to accept retail orders on-line only. Orders made by our wholesale customers will be also accepted by email, phone and fax. We do not intend to offer any credit terms relating to order payments.  Our customers will be asked to 100% prepay for the products.  Customers will have three options to pay for our products: by credit card, by wire transfer or by sending a check/money order.  If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared.  Customers will be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill. It will work for both retail and wholesale customers purchasing our Bohemian crystal chandeliers.

We do not intend to store inventory for any period of time. The orders will be shipped to the customers depending on customers’ requests.  Customers will be responsible for the custom duties, taxes or any other additional charges that might incur. All shipments will be 100% insured for the value of the shipping, insurance cost will be customers’ responsibility.

To avoid potential issues associated with non-familiarity of Czech Republic chandelier market and language barrier, time difference, and finally time and effort involved in finding reliable Bohemian crystal chandelier suppliers, we expect North American customers to purchase chandeliers from us rather than directly from chandelier distributers in Czech Republic.

Our expected share of the North American market is difficult to determine given that our market is highly competitive.  We do not plan to target any particular portion of the North American market.

Product Overview

Bohemia crystal is a decorative glass produced in regions of Bohemia and Silesia, now in the current state of the Czech Republic, since the 13th century. Oldest archaeology excavations of glass-making sites date to around 1250 and are located in the Lusatian Mountains of Northern Bohemia. Bohemia was a part of the former Czechoslovakia, now part of the Czech Republic, and was famous for its beautiful and colorful glass. The history of Bohemian glass started with the abundant natural resources found in the countryside. Bohemian glass-workers discovered potash combined with chalk created a clear colorless glass that was more stable than glass from Italy. It was at that time when the term Bohemian crystal emerged for the first time in history to distinguish its qualities from the glass coming from other places.

For a long period of time, Bohemian crystal has been a synonym of beauty and perfect quality processing. It was in the chandelier that crystal found its natural expression. At the beginning of the 18th century, Bohemian crystal chandeliers became a popular article and influential rulers started to decorate their palaces by these precious chandeliers. Even nowadays, at the beginning of the 21st century, crystal chandeliers are still made by small Czech family enterprises using the same processing methods, emphasizing the quality and the unique quality of workmanship. The art of glass cutting was born in Prague in the 1500's immediately following the establishment of a diamond cutting workshop.  A local cutter began using the diamond tools to engrave mouth blown glass, unleashing a revolution in the decoration of glass and crystal.  By the beginning of the 17th century, Bohemian glassmakers were manufacturing glass mass closely resembling natural crystal. That is why it was later named ‘Bohemian crystal’ and became highly prized for its limpidity. From the 1700's to the early 1920's Bohemian Crystal surpassed the popularity of other European nations as the most sought after glass products in the world.

Our Products

There is a certain difference between glass and crystal, which, however, changes from country to country or region to region. In most western countries, the word crystal stands for the presence of lead. According to the rules of the European Community, glass goods containing more than 4 per cent of lead monoxide is defined as glass. Glass goods containing more than 10 per cent of lead monoxide is deemed crystal, and finally, glass goods containing over 30 per cent of lead monoxide are classified as lead crystal. In the U.S., 1 per cent of lead is enough for a glass to be classified as crystal (1). In Bohemia (the Czech Republic), such classification is a matter of interpretation and the term “crystal“can be used for any refined, high-quality glass.

(1) http://quazen.com/shopping/home-and-garden/difference-between-crystal-and-glass/

Our mission is to provide customers with the finest hand crafted Bohemian crystal chandeliers at the competitive prices. Our supplier agreed to supply us with many kinds of Bohemian crystal chandeliers from different manufactures in Czech Republic. Our supplier also agreed to take special orders and place them at manufacturer on our behalf to manufacture chandeliers according to a customers’ design. We will transmit any orders received to our supplier for shipment. Our customers will be responsible to cover the shipping costs. Shipping costs will be added automatically to a customer’s final bill.

All our Bohemian crystal chandeliers come with a manufacturer’s warranty and are guaranteed against any factory defects. We plan on purchasing products only from reliable and established suppliers with excellent reputation. However, we are a development stage corporation, we do not have pre-established relationships with our supplier and might bear the risk of being sold damaged or misrepresented products. If we are not able to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

To minimize problems associated with the purchase of damaged or misrepresented products only suppliers providing a 30 day full-money-refund return policy (which entitles the consumer to return the goods within that period for a full money refund) will be used by us to purchase merchandise. However, rectification of the above mentioned problems as well shipping time needed to return damaged or misrepresented merchandise to a supplier can be time consuming, which may negatively affect our operating results.

Potential customers

Our target market includes retail customers willing to purchase Bohemian crystal chandeliers from our website, potential customers with significant special orders and wholesale customers. Our President and sole director, Ms. Natalia Belykh will market our products and negotiate special individual orders and agreements with wholesale potential customers. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to market our products and acquire potential customers. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our clients will  refer  their  colleagues to us. As a result of the marketing strategies we intend to develop and maintain a database of potential customers who may want to purchase Bohemian crystal chandeliers from us. We will identify these customers when they call us or send emails with questions regarding our products leaving their contact information. Previously contacted customers, who showed some interest but did not buy any products, will also be added to our database.  We plan to identify potential customers at trade shows and exhibitions. Referrals from the existing customers will help us to develop a database of potential customers too. We will follow up with these clients periodically and offer them free information about the product updates, promotions and special discounts. We plan to attend trade shows in our industry to showcase our product with a view to find new customers. We will ask our satisfied customers for referrals. We will offer our existing customers 3-5% of the net profits realized from successful referrals. If we sell more than two-third of the shares in this offering, we plan to hire a sales representative. The salesperson’s job will be to find new potential customers for big special orders as well as wholesale customers, and execute agreements with them to buy our Bohemian crystal chandeliers.

We expect that our potential clients will consist of the following:

1. Retail customers purchasing our chandeliers on-line for themselves;

2. Lighting stores and  distributors selling all kinds of chandeliers; contractors, homebuilders and developers;

3. Other on-line stores selling crystal chandeliers;

4. When/if we start to earn enough revenue to develop our business we will negotiate agreements to sell our products in big department stores and retail outlets such as home renovation stores;

5. Special orders from clients such as theaters, opera houses, concert halls, hotels, casinos, government buildings, art centers, museums and so on.

Competition

Winning customers will be critical to our ability to grow our business. Failing to obtain orders for our products from potential customers, for competitive reasons or otherwise, would materially adversely affect our operating results and financial condition. The crystal chandelier distribution market is extremely fragmented and competitive. Competitors will include companies with substantial customer bases and working history. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Some of the competitive factors that may affect our business are as follows:

1. Number of Competitors Increase: other companies may follow our business model of distributing lower priced Bohemian crystal chandeliers, which will reduce our competitive edge.

2. Price: Our competitors may be selling similar product at a lower price forcing us to lower our prices as well and possibly sell our product at loss.

3. Substitute Products: Bohemian crystal chandeliers may be substituted by similar product such as glass, crystal, plastic chandeliers; Swarovski or contemporary chandeliers. Consumer preferences for Bohemian crystal chandeliers may change overtime which may affect our business positively or negatively depending on whether Bohemian crystal chandeliers is preferred more or less.

Bohemian crystal chandeliers are distributed by many companies as well as numerous stores and websites in North America. We plan to take a small share of the market. To compete with other companies, we plan is to use helpful customer service, offer new models and wide assortment of Bohemian crystal chandeliers at law prices. We will take significant efforts to promote our product using internet tools.

Marketing Our Products

Our sole officer and director, Natalia Belykh, will be responsible for marketing of our services and product. Ms. Belykh will personally attend trade shows in our industry to showcase our product with a view to find new customers. We plan to print catalogues and flyers and mail them to potential customers. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. Ms. Belykh will contact all potential customers who responded to our advertising. We also  expect  to get  new  clients  from  "word  of  mouth" advertising  where our clients will  refer  their  friends, family members, neighbors and colleagues to us. We will offer our existing customers 3-5% of the net profits realized from successful referrals. If we sell more than two-third of the shares offered, we plan to hire additional sales personnel to help advertise and sell our products.

As a result of the marketing strategies we intend to develop and maintain a database of potential customers who may want to purchase Bohemian crystal chandeliers from us. We will identify these customers when they call us or send emails with questions regarding our products leaving their contact information. Previously contacted customers, who showed some interest but did not buy any products, will also be added to our database.  We plan to identify potential customers at trade shows and exhibitions. Referrals from the existing customers will help us to develop a database of potential customers too. We will follow up with these clients periodically and offer them free information about the product updates, promotions and special discounts.

Website Marketing Strategy

We plan to develop a website to market and display our products. As of the date of this prospectus we have not yet identified or registered any domain names for our website. To accomplish this, we plan to contract an independent web designing company. Our website will describe our products in detail, show our contact information, and include some general information and pictures of Bohemian crystal chandeliers. We will market and advertise our product on our web site by showing its advantages. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words (meta tags) and utilizing link and banner exchange options.  We intend to promote our website by displaying it on our promotion materials.

To enhance our sales and to advertise our product we plan to keep improving and developing our website to make it as “user friendly” as possible. Our website will offer a large array of Bohemian crystal chandeliers and by becoming a "one-stop shopping" destination will significantly enhance the efficiency of the purchasing process simultaneously reducing the time and cost of finding reasonably priced Bohemian crystal chandeliers. Our online store will provide customers with an easy-to-use shopping alternative. The website will be available 24 hours a day, seven days a week allowing customers to shop for our products directly from their home or office. We will attempt to provide a customer service department via email where consumers can resolve order and product questions.

Agreement with our supplier

On March 2, 2011 we signed a Sales Distribution Agreement with Hascrone S.R.O, a private company from Czech Republic. Hascrone S.R.O specializes in distribution of broad variety of Bohemian chandeliers in Czech Republic and abroad. Hascrone S.R.O has no capacity to manufacture Bohemian Chandeliers and will only supply us with these chandeliers. The agreement with Hascrone S.R.O contains the following material terms:

1. Hascrone S.R.O agrees to supply the Products and fill Benaco's written orders for Products in a timely manner, and in any event will use its best efforts to fill placed orders within a period of three (3) days or less following receipt of any written order.

2. Benaco or Assigns shall pay for Products released by Hascrone S.R.O to Benaco under this Agreement by wire transfer or credit card prior to product shipment.

3. Product cost in this agreement will be determined according to Attachment A. Hascrone S.R.O is entitled to make reasonable adjustment(s) to the price of the products; discounts can also be negotiated. Benaco will pay shipping, unless other arrangements have been made.

4. This agreement will run in perpetuity, unless terminated by either of the Parties.

5. This Agreement is non-exclusive with respect to Hascrone S.R.O 's existing and future distribution channel.

6. There are no set minimum quota requirements for sales under this Agreement. Hascrone S.R.O is obliged to assist in the completion of each sales order regardless of the quantity.

A copy of the Sales Distribution Agreement is filed as Exhibit 10.1 to this registration statement.

According to the Sales Distribution Agreement Hascrone S.R.O is entitled to make reasonable adjustment(s) to the price of the products. There is no limit on the amount that our supplier may adjust prices. Also, t here is no quantitative amount that constitutes a “reasonable adjustment”; the reasonable nature of the adjustment will be associated with the factors driving such an adjustment. As an example, this may occur if foreign exchange rates or commodity prices change. Because the Bohemian Chandeliers manufacturers locate in Check Republic, all their operations are in Czech Koruna. If Czech Koruna rises against U.S. Dollar our supplier will raise the prices. If commodity prices such as energy prices or raw material rise the Czech manufacturers will raise their prices. If these changes are insignificant, we expect to absorb any price adjustments. However if prices of Bohemian Chandeliers rise more than 5% we anticipate passing these costs onto our customers. Price competition could negatively affect our operating results. If our competitors do not change their prices while we increase it could adversely affect our business and operating results.

Natalia Belykh, our president will be devoting approximately 25% (10 hours per week) of her time to our operations. Once we begin operations, and are able to attract more and more customers to use our service, Ms. Belykh has agreed to commit more time as required. Because Ms. Belykh will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Description of property

We do not have an ownership or leasehold interest in any property.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Director Independence

Our board of directors is currently composed of one member, Natalia Belykh, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees, other than our sole officer and director Natalia Belykh. We intend to hire a sales representative if we sell more than two-thirds of the shares in this offering.

Offices

Our office is currently located at K Červenemu Vrchu 845/2b, Apt. 223, Prague 6, Czech Republic 160 00. Our telephone number is 011-420-77777-2181, our fax number is 011- 420-22720-4956. This is the office of our Director, Ms. Natalia Belykh.  We do not pay any rent to Ms. Belykh and there is no agreement to pay any rent in the future.  Upon the completion of our offering, we do not intend to establish an office elsewhere.

Government Regulations

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the wholesale and retail industry in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business in the Czech Republic and the USA as our customers will be responsible for the custom duties, taxes or any other additional charges that might incur while purchasing our products.

MANAGEMENT

Officers and Directors

Our sole director will serve until her successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Natalia Belykh	28	President, Principal Executive Officer, Secretary, Treasurer,
K Červenemu Vrchu 845/2b, Apt. 223		Principal Financial Officer, Principal Accounting Officer
Prague 6, Czech Republic 160 00		and sole member of the Board of Directors.

The person named above has held her offices/positions since inception of our company and are expected to hold her offices/positions until the next annual meeting of our stockholders.

Biographical Information and Background of officers and directors

Set forth below is a brief description of the background and business experience of our sole executive officer and director for the past five years.

Ms. Belykh has acted as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors since our incorporation on November 18, 2010.  Ms. Belykh owns 100% of the outstanding shares of our common stock. In 2005, Natalia Belykh graduated from University of South Bohemia with bachelor degree in Public Relations.  After graduation, she set up her own real estate company, Variant 2000 S.R.O. Since 2005 Ms. Belykh  has been working as CEO of this company. Her responsibilities are to carry out the strategic plans and policies of the company, general and administrative duties; financial, tax and risk management. Variant 2000 S.R.O is in the business of selling both residential and commercial real estate in Prague, Czech Republic. Ms. Belykh evaluates sales, marketing, forecasts and trend lines for improvement opportunities in real estate; identifies customers for properties, completes comparative market analysis for each property; estimates the value of real property. Ms. Belykh intends to devote close to 25% (10 hours /week) of her time to planning and organizing activities of Benaco, Inc.

Ms. Belykh’s qualifications to serve on our Board of Directors are primarily based on her nearly six years of experience as a business manager, her business experiences with Variant 2000 S.R.O. real estate businesses, her entrepreneurial desire to start Benaco Inc. as a new business, and her education in Public Relations.

During the past ten years, Ms. Belykh has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Belykh was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Belykh’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending February 28, 2011 for our sole officer and director. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Natalia	2010	0	0	0	0	0	0	0	0
Belykh	2011	0	0	0	0	0	0	0	0
President

We have no employment agreements with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Ms. Belykh will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate revenues from our operations.

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

The member of our board of directors is not compensated for her services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Natalia Belykh	2010	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

 The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold
Natalia Belykh	4,000,000	100%	4,000,000	57.14%

[1]        The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of her direct and indirect stock holdings. Ms. Belykh is the only "promoter" of our company.

Future sales by existing stockholders

A total of 4,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 4,000,000restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

A holder of outstanding shares, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the currently filed Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing their name on the record of shareholders. Except as herein or in the currently filed Articles of Incorporation otherwise provided, all corporate action shall be determined by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

Currently no preferred shares are issued and outstanding.

Share purchase warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 57.14% of our outstanding shares.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Nevada anti-takeover laws

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents and subscription agreements submitted by Nevada residents will be rejected by Benaco, Inc. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition law provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition law.  The control share acquisition law is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition law do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition law may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.  An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have a Transfer Agent.

CERTAIN TRANSACTIONS

On February 26, 2011, we issued a total of 4,000,000 shares of restricted common stock to Natalia Belykh, our sole officer and director in consideration of $4,000. Ms. Belykh is a sole promoter of our company.

Further, Ms. Belykh has advanced funds to us. As of February 28, 2011, Ms. Belykh advanced us $499. Ms. Belykh will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. Belykh. Ms. Belykh will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Belykh does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Belykh or the repayment of the funds to Ms. Belykh. The entire transaction was oral.

LITIGATION

We are not currently a party to any legal proceedings. Our address for service of process is at 2360 Corporate Circle. Suite 400, Henderson, Nevada 89074-7722.

EXPERTS

Our financial statements for the period from inception to February 28, 2011, included in this prospectus have been audited by, Ronald R. Chadwick, P.C. as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Legal counsel has provided an opinion on the validity of our common stock. We have retained them solely for the purpose of providing this opinion and for a review of our registration statement.

FINANCIAL STATEMENTS

Our fiscal year end is February 28. We will provide audited financial statements to our stockholders on a quarterly basis; the statements will be audited by a firm of Certified Public Accountants.

Our financial statements from inception (November 18, 2010) to February 28, 2011 immediately follow:

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado  80014

Telephone (303)306-1967

Fax (303)306-1944

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Benaco, Inc.

Henderson, Nevada

I have audited the accompanying balance sheet of Benaco, Inc. (a development stage company) as of February 28, 2011, and the related statements of operations, stockholders' equity and cash flows for the period from November 18, 2010 (inception) through February 28, 2011. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Benaco, Inc. as of February 28, 2011, and the results of its operations and its cash flows for the period from November 18, 2010 (inception) through February 28, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered a loss from operations and has limited working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado April 8, 2011	Ronald R. Chadwick, P.C. RONALD R. CHADWICK, P.C

BENACO, INC. (A Development Stage Company) Balance Sheet (Audited)
Assets
February 28, 2011
Current Assets
Cash	$4,000
Total Current Assets	4,000
Total Assets	$4,000
Liabilities and Stockholders’ Equity (deficit)
Current Liabilities
Loan from Director	$499
Total Current Liabilities	499
Stockholders’ Equity (deficit)
Common stock, $0.001par value, 75,000,000 shares authorized;
4,000,000 shares issued and outstanding	4,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(499)
Total stockholders’ equity	3,501
Total liabilities and stockholders’ equity	$4,000
The accompanying notes are an integral part of these financial statements. F-2

BENACO, INC. (A Development Stage Company) Statement of Operations (Audited)
From Inception on November 18, 2010 to February 28, 2011
Expenses
General and Administrative Expenses	$499
Net (loss) from Operation before Taxes	(499)
Provision for Income Taxes	0
Net (loss)	$(499)
(Loss) per common share – Basic and diluted	$(0.01)
Weighted Average Number of Common Shares Outstanding	38,835
The accompanying notes are an integral part of these financial statements. F-3

BENACO, INC. (A Development Stage Company) Statement of Stockholders’ Equity From Inception on November 18, 2010 to February 28, 2011 (Audited)
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total
Balance at inception on November 18, 2010	-	$ -	$ -	$ -	$ -
February 28, 2011
Common shares issued for cash at $0.001	4,000,000	4,000	-	-	4,000
Net (loss)				(499)	(499)
Balance as of February 28, 2011	4,000,000	$ 4,000	$ -	$ (499)	$ 3,501

The accompanying notes are an integral part of these financial statements.

BENACO, INC. (A Development Stage Company) Statement of Cash Flows (Audited)
		From Inception on November 18, 2010 to February 28, 2011
Operating Activities
Net (loss)		$(499)
Net cash (used) for operating activities		(499)
Financing Activities
Loans from Director		499
Sale of common stock		4,000
Net cash provided by financing activities		4,499
Net increase (decrease) in cash and equivalents		4,000
Cash and equivalents at beginning of the period		0
Cash and equivalents at end of the period		$4,000

Supplemental cash flow information:

Cash paid for:

Interest		$-
Taxes		$-

Non-Cash Activities	$
The accompanying notes are an integral part of these financial statements. F-5

BENACO, INC.

(A Development Stage Company)

Notes To Financial Statements

February 28, 2011

(Audited)

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Benaco, Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on November 18, 20010.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.” and intends to commence operations in the business of Bohemian Cristal Chandeliers distribution. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception, November 18, 20010 through February 28, 2011 the Company has accumulated losses of $499.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $499 as of February 28, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

 Cash and Cash Equivalents

 The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the  United States of America requires management to make estimates and assumptions that affect the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at the date of the  financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results  could differ from those estimates.

BENACO, INC.

(A Development Stage Company)

Notes To Financial Statements

February 28, 2011

(Audited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123(R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

 The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company's fiscal year end is February 28, 2011.

NOTE 4 - COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a  par value of $ 0.001 per share. On February 28, 2011, the Company issued 4,000,000 shares  of  common stock at a price of $0.001 per share for total cash proceeds of $4,000.

During the period November 18, 2010 (inception)  to February 28, 2011, the Company  sold  a  total of 4,000,000 shares of common stock  for  total  cash proceeds  of  $4,000.

BENACO, INC.

(A Development Stage Company)

Notes To Financial Statements

February 28, 2011

(Audited)

NOTE 5 - INCOME TAXES

As of February 28, 2011 the Company had net operating loss carry forwards of $499 that may be available to reduce future years’ taxable income through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 6 - RELATED PARTY TRANSACTONS

On November 18, 2010, related party had loaned the Company $174.  On December 20, 2010, related party had loaned the Company $325. As of February 28, 2011, total loan amount was $499. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from February 28, 2011 through  the date whereupon the financial statements were  available issued and has determined that there are no items to disclose.

[Back Page of Prospectus]

PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

BENACO, INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2011, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$10.45
Accounting Fees and Expenses	$1000.00
Auditors Fees ad Expenses	$3,000.00
Legal Fees and Expenses	$4,500.00
Transfer Agent Fees	$1000.00
EDGAR Agent Fees	$500.00
TOTAL	$10,010.45

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him/her against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Natalia Belykh	February 26, 2011	4,000,000	$4,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel*
10.1	Sales Distribution Agreement, dated March 2, 2011*
23.1	Consent of, Ronald R. Chadwick, P.C.*
99.1	Subscription Agreement*

 *- Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Prague, Czech Republic on June 10 , 2011.

BENACO, INC.

By:	/s/	Natalia Belykh
	Name:	Natalia Belykh
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Natalia Belykh, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Benaco, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Natalia Belykh
Natalia Belykh	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	June 10 , 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant*
3.2	Bylaws of the Registrant*
5.1	Opinion re: Legality and Consent of Counsel*
10.1	Sales Distribution Agreement, dated March 2, 2011*
23.1	Consent of, Ronald R. Chadwick, P.C.*
99.1	Subscription Agreement*

*- Previously filed